Exhibit 99.1

StoneMor Partners L.P. Announces Second Quarter 2014 Financial Results and Reaffirms Intent to Raise Future Distributions

LEVITTOWN, Pa., August 8, 2014—StoneMor Partners L.P. (NYSE: STON) (“StoneMor”) announced its results from operations for the three months ended June 30, 2014.

Financial Highlights

•	Reaffirms its intent to increase quarterly distribution at least $0.01 per unit each quarter through the end of 2015.

•	Revenues (GAAP) for the three months ended June 30, 2014 were $71.5 million versus $62.4 million in the prior-year period, a 14.6% increase.

•	Production-based revenues (non-GAAP) for the three months ended June 30, 2014 increased by $7.3 million, or 9.2%, to $86.9 million from $79.6 million during the prior-year period.

•	Operating profits (GAAP) were $3.3 million for the three months ended June 30, 2014, as compared to the $2.3 million in the prior-year period, a 40.5% increase.

•	Adjusted operating profits (non-GAAP) increased by $0.6 million, or 4.4%, to $14.3 million for the three-month period ended June 30, 2014 from $13.7 million in the same period last year.

•	Distributable free cash flow (non-GAAP) for the three-month period ended June 30, 2014 was $15.4 million, compared to $24.9 million in the same period last year. The decrease was primarily the result of a large non-recurring legal settlement which contributed $11.9 million to cash flow for the 2013 second quarter. Excluding the impact of this non-recurring contribution, Distributable Cash Flow would have increased $2.4 million from $13 million in the 2013 second quarter period to $15.4 million in the second quarter of 2014. See note to table Reconciliation of Adjusted Operating Cash Flows (non-GAAP) and Distributable Free Cash Flow (non-GAAP) to Operating Cash Flows (GAAP).

•	Operating cash flows (GAAP) in the 2014 second quarter and the second quarter of 2013 were approximately $9.6 million.

•	Backlog increased $16.7 million sequentially during the period ended June 30, 2014 to $514.4 million from the first quarter period ended March 31, 2014 and increased $64.4 million on a year over year basis.

•	Cash, accounts receivable and merchandise trusts, net of merchandise liabilities reached $507.0 million at the end of June 30, 2014.

•	Net loss (GAAP) for the three months ended June 30, 2014 was approximately $0.1 million, as compared to $11.8 million in the prior-year period.

Investors are encouraged to read the Company’s quarterly report on Form 10-Q to be filed with the SEC, which contains additional details, as well as financial tables, and can be found at www.stonemor.com.

The Company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures used in managing the business may provide investors with additional information regarding underlying trends and ongoing results on a comparable basis. Specifically, management believes that production-based revenues and adjusted operating profit allow the investor to gain insight into the current operating performance of the Company. Please see the section of this press release “Non-GAAP Financial Measures” to view the reconciliation. Non-GAAP financial measures used by the Company should not be considered as alternatives to GAAP financial measures, and you should not consider such non-GAAP financial measures in isolation or as a substitute for an analysis of the Company’s results as reported under U.S. GAAP. Certain 2013 information has been adjusted to include the effects of retrospective adjustments resulting from the Company’s 2013 first quarter acquisition.

Commenting on the quarter, Larry Miller, StoneMor’s President and CEO said, “Our financial results for the second quarter exhibited the strength of our base business as the effects of our recent acquisitions had very little impact on the quarter due to the timing of when they were closed. GAAP-based revenue and Production-based revenue (non-GAAP) both showed solid gains reflecting increases in pre-need cemetery sales, at-need cemetery sales as well as continued strength from our funeral homes. Operating profit, both GAAP and Adjusted (non-GAAP), saw solid increases in the quarter. At the end of the second quarter, our cash, accounts receivable and merchandise trusts net of merchandise liabilities, reached $507 million dollars, an increase of more than $44 million from the period ended March 31, 2014. Our back log continues to grow and investment returns from our trust funds remain strong. This is a very solid financial foundation and the visibility this provides is behind out intent to increase our distribution.

“The second quarter was also an exciting time for StoneMor as we concluded three significant transactions which we believe ideally position us to benefit from ongoing industry trends. Each transaction was also unique in the way it highlights the flexibility of our growth model and access to capital for both near term and longer term impact. For example, we announced that we expected the acquisition of properties from Service Corporation International to be immediately accretive. We also announced the $130 million commitment by a private investor fund, of which an investment of $55 million helped us finance the closing of the transaction with the Archdiocese of Philadelphia and also enabled us to bridge the longer term operating cash deficit created by the build-out of the Archdiocese pre-need sales program.

“In addition, now that the transaction with the Archdiocese of Philadelphia has closed, we are uniquely positioned to generate incremental growth from these properties as we market additional products and services to the large Catholic population in the Philadelphia metropolitan area, and to the broader non-Catholic population in future years to the extent permitted under our agreement with the Archdiocese.

“As we previously announced, these transactions, in combination with our existing core business, provided us the ability not only to increase our distribution, but to also for the first time give guidance that we intend to increase our distribution by $0.01 per quarter at least through the end of 2015. That will make our distribution at the end of 2015 $0.66 per quarter or $2.64 per year. That is an increase of approximately ten percent from today’s levels,” Miller concluded.

Investor Conference Call and Webcast

StoneMor will conduct a conference call to discuss 2014 second quarter results today, Friday, August 8, 2014 at 10:00 a.m. ET. The conference call can be accessed by calling (800) 741-4871. An audio replay of the conference call will be available by calling (800) 633-8284 through 12:00 p.m. ET on August 22, 2014. The reservation number for the audio replay is as follows: 21728932. A live webcast of the conference call will also be available to investors who may access the call through the Investors section of www.stonemor.com. An audio replay of the conference call will also be archived on StoneMor’s website at www.stonemor.com.

About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Levittown, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 303 cemeteries and 99 funeral homes in 28 states and Puerto Rico. StoneMor is the only publicly traded death care company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise.

For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the Investors section, at http://www.stonemor.com.

Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management, assumptions regarding our future performance and plans, and any financial guidance or guidance related to our future distributions are forward-looking statements.

Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” (including, but not limited to, our intent to maintain or increase our distributions),” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements.

These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated or implied. Our major risk is related to uncertainties associated with the cash flow from our pre-need and at-need sales, our trusts, and financings, which may impact our ability to meet our financial projections; our ability to service our debt and pay distributions; and our ability to increase our distributions.

Our additional risks and uncertainties include, but are not limited to, the following: uncertainties associated with future revenue and revenue growth; uncertainties associated with the integration or anticipated benefits of our recent acquisitions or any future acquisitions; our ability to complete and fund additional acquisitions; the effect of economic downturns; the impact of our significant leverage on our operating plans; the decline in the fair value of certain equity and debt securities held in our trusts; our ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; increased use of cremation; changes in the death rate; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; our ability to successfully implement a strategic plan relating to achieving operating improvements, strong cash flows and further deleveraging; our ability to successfully compete in the cemetery and funeral home industry; litigation or legal proceedings that could expose us to significant liabilities and damage our reputation; the effects of cyber security attacks due to our significant reliance on information technology; uncertainties relating to the financial condition of third-party insurance companies that fund our pre-need funeral contracts; and various other uncertainties associated with the death care industry and our operations in particular.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our other reports filed with the SEC. Except as required under applicable law, we assume no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

Contact:	John McNamara
(215) 826-2800

Non-GAAP Financial Measures

Production Based Revenue

We present production based revenue because management believes it provides for a useful measure of both the value of contracts written and investment and other income generated during a given period and is a critical component of adjusted operating profit.

Production based revenue is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Adjusted Operating Profit

We present Adjusted Operating Profit because management believes it provides for a useful measure of economic value added by presenting an effective matching of the value of current and future revenue sources generated within a given period to the cost of producing such revenue and managing our day to day operations within that same period. It is a significant measure that we believe is an indicator of eventual profit generated within a given period of time.

Adjusted Operating Profit is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Adjusted Operating Cash Generated

We present adjusted operating cash generated revenue because management believes it provides for a useful measure of the amount of cash generated that is available to make capital expenditures and partner distributions once all cash flow timing issues have been settled.

Adjusted operating cash generated is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Distributable Free Cash Flow

We present Distributable Free Cash Flow because management believes this information is a useful adjunct to Net Cash Provided by (Used in) Operating Activities under GAAP. Distributable Free Cash Flow is a significant liquidity metric that we believe is an indicator of our ability to generate cash flow during any quarter at a level sufficient to pay the quarterly distribution to the holders of our common units and for other purposes, such as repaying debt and expanding through strategic investments.

Distributable Free Cash Flow is similar to quantitative standards of free cash flow used throughout the deathcare industry and to quantitative standards of distributable cash flow used throughout the investment community with respect to publicly traded partnerships, but is not intended to be a prediction of the future. However, our calculation of distributable free cash flow may not be consistent with calculations of free cash flow, distributable cash flow or other similarly titled measures of other companies. Distributable Free Cash Flow should not be used as a substitute for the GAAP measure of cash flows from operating, investing, or financing activities.

Production Based Partners’ Capital

We present production based partners’ capital as a means to provide better insight into the value that our activities contribute to the enterprise. Because a portion of our revenues and direct selling expenses are captured on our balance sheet until we deliver the underlying goods or services, we believe that by including these items in our view of partners’ capital, we gain better insight into the value creation.

Backlog

We define backlog as deferred cemetery revenues and investment income less deferred selling and obtaining costs. It does not include deferred unrealized gains and losses on merchandise trust assets.

Reconciliation of Production Based Revenue (non-GAAP) and Adjusted Operating Profit (non-GAAP) to Revenue (GAAP) and Operating Profit (GAAP)

	Three months ended June 30, 2014			Three months ended June 30, 2013
	(in thousands)			(in thousands)
	Segment Results (non-GAAP)	GAAP Adjustments	GAAP Results	Segment Results (non-GAAP)	GAAP Adjustments	GAAP Results	Change in GAAP results ($)	Change in GAAP results (%)
Revenues
Pre-need cemetery revenues	$38,409	$(12,659)	$25,750	$36,796	$(12,961)	$23,835	$1,915	8.0%
At-need cemetery revenues	23,110	1,595	24,705	20,595	(1,570)	19,025	5,680	29.9%
Investment income from trusts	9,612	(3,138)	6,474	7,403	(1,405)	5,998	476	7.9%
Interest income	2,034	—	2,034	1,860	—	1,860	174	9.4%
Funeral home revenues	13,066	(1,588)	11,478	11,983	(1,307)	10,676	802	7.5%
Other cemetery revenues	682	410	1,092	960	68	1,028	64	6.2%

Total revenues	86,913	(15,380)	71,533	79,597	(17,175)	62,422	9,111	14.6%

Costs and expenses

Cost of goods sold	10,510	(1,860)	8,650	10,145	(2,433)	7,712	938	12.2%
Cemetery expense	16,141	—	16,141	15,408	—	15,408	733	4.8%
Selling expense	17,198	(2,337)	14,861	15,497	(3,279)	12,218	2,643	21.6%
General and administrative expense	8,880	—	8,880	7,898	—	7,898	982	12.4%
Corporate overhead	6,546	—	6,546	5,672	—	5,672	874	15.4%
Depreciation and amortization	2,513	—	2,513	2,451	—	2,451	62	2.5%
Funeral home expense	9,635	(199)	9,436	9,498	(134)	9,364	72	0.8%
Acquisition related costs, net of recoveries	1,240	—	1,240	(625)	—	(625)	1,865	–298.4%

Total costs and expenses	72,663	(4,396)	68,267	65,944	(5,846)	60,098	8,169	13.6%

Operating profit	$14,250	$(10,984)	$3,266	$13,653	$(11,329)	$2,324	$942	40.5%

	Six months ended June 30, 2014			Six months ended June 30, 2013
	(in thousands)			(in thousands)
	Segment Results (non-GAAP)	GAAP Adjustments	GAAP Results	Segment Results (non-GAAP)	GAAP Adjustments	GAAP Results	Change in GAAP results ($)	Change in GAAP results (%)
Revenues
Pre-need cemetery revenues	$68,385	$(21,927)	$46,458	$67,739	$(22,390)	$45,349	$1,109	2.4%
At-need cemetery revenues	42,958	370	43,328	41,337	(2,934)	38,403	4,925	12.8%
Investment income from trusts	25,240	(12,789)	12,451	20,505	(9,878)	10,627	1,824	17.2%
Interest income	4,041	—	4,041	3,725	—	3,725	316	8.5%
Funeral home revenues	26,320	(3,095)	23,225	24,810	(2,716)	22,094	1,131	5.1%
Other cemetery revenues	5,708	709	6,417	1,702	134	1,836	4,581	249.5%

Total revenues	172,652	(36,732)	135,920	159,818	(37,784)	122,034	13,886	11.4%

Costs and expenses

Cost of goods sold	19,757	(3,603)	16,154	17,898	(3,896)	14,002	2,152	15.4%
Cemetery expense	29,470	—	29,470	28,193	—	28,193	1,277	4.5%
Selling expense	31,027	(4,977)	26,050	29,332	(5,890)	23,442	2,608	11.1%
General and administrative expense	16,525	—	16,525	15,480	—	15,480	1,045	6.8%
Corporate overhead	14,002	—	14,002	13,660	—	13,660	342	2.5%
Depreciation and amortization	4,881	—	4,881	4,781	—	4,781	100	2.1%
Funeral home expense	19,139	(417)	18,722	18,421	(321)	18,100	622	3.4%
Acquisition related costs, net of recoveries	1,589	—	1,589	658	—	658	931	141.5%

Total costs and expenses	136,390	(8,997)	127,393	128,423	(10,107)	118,316	9,077	7.7%

Operating profit	$36,262	$(27,735)	$8,527	$31,395	$(27,677)	$3,718	$4,809	129.3%

The table above analyzes our results of operations and the changes therein for the three months and six months ended June 30, 2014, as compared to the same period last year. The table is structured so that our readers can determine whether changes were based upon changes in the level of merchandise and services and other revenues generated during the period and/ or changes in the timing when merchandise and services were delivered.

Critical Financial Measures

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
	(in thousands)		(in thousands)

Total revenues (a)	$71,533	$62,422	$135,920	$122,034
Production based revenue consisting of the total value of cemetery contracts written, funeral home revenues and investment and other income (b)	86,913	79,597	172,652	159,818

Operating profit (a)	3,266	2,324	8,527	3,718
Adjusted operating profit (b)	14,250	13,653	36,262	31,395

Net income loss (a)	(118)	(11,809)	291	(14,009)

Operating cash flows (a)	9,691	9,616	6,751	16,483
Adjusted operating cash generated (b)	16,917	27,663	39,985	45,784
Distributable free cash flow generated (b)	$15,383	$24,889	$37,470	$42,522

	As of	As of
	June 30, 2014	December 31, 2013

Distribution coverage quarters (b)	10.91	7.65

(a)	This is a GAAP financial measure.
(b)	This is a non-GAAP financial measure as defined by the Securities and Exchange Commission. Please see the reconciliation to GAAP measures or support calculation within this press release.

Reconciliation of Adjusted Operating Profit (non-GAAP) to Operating Profit (GAAP)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
	(in thousands)		(in thousands)

GAAP operating profit	$3,266	$2,324	$8,527	$3,718

Increase in applicable deferred revenues	15,380	17,175	36,732	37,784
Increase in deferred cost of goods sold and selling and obtaining costs	(4,396)	(5,846)	(8,997)	(10,107)

Adjusted operating profit	$14,250	$13,653	$36,262	$31,395

Reconciliation of Production Based Revenues (non-GAAP) to Revenues (GAAP)

	Three months ended June 30,		Increase (Decrease) ($)	Increase (Decrease) (%)
	2014	2013
	(in thousands)

Value of pre-need cemetery contracts written	$38,409	$36,796	$1,613	4.4%
Value of at-need cemetery contracts written	23,110	20,595	2,515	12.2%
Investment income from trusts	9,612	7,403	2,209	29.8%
Interest income	2,034	1,860	174	9.4%
Funeral home revenues	13,066	11,983	1,083	9.0%
Other cemetery revenues	682	960	(278)	–29.0%

Total production based revenues	86,913	79,597	7,316	9.2%

Less:
Increase in deferred sales revenue and investment income	(15,380)	(17,175)	1,795	–10.5%

Total GAAP revenues	$71,533	$62,422	$9,111	14.6%

Reconciliation of Adjusted Operating Cash Flows (non-GAAP) and Distributable Free Cash Flow (Non-GAAP) to Operating Cash Flows (GAAP)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
	(in thousands)		(in thousands)

GAAP operating cash flows	$9,691	$9,616	$6,751	$16,483

Add net cash inflows into the merchandise trust	(128)	10,450	16,292	22,611
Add net increase (decrease) in accounts receivable	6,855	5,814	10,023	7,199
Add net decrease (increase) in merchandise liabilities	923	608	1,752	1,612

Add net decrease (deduct net increase) in accounts payable and accrued expenses	(10,089)	1,601	(525)	(3,677)
Other float related changes	9,665	(426)	5,692	1,556

Adjusted operating cash flow generated	16,917	27,663	39,985	45,784

Less: maintenance capital expenditures	(2,774)	(2,149)	(4,104)	(3,920)
Plus: growth capital expenditures reclassified as operating expenses and deducted from adjusted operating cash generated (a)	1,240	(625)	1,589	658

Distributable free cash flow generated (b)	15,383	24,889	37,470	42,522
Cash on hand - beginning of the period	8,240	8,536	12,175	7,946

Distributable cash available for the period	23,623	33,425	49,645	50,468

Partner distributions made	$14,834	$13,242	$28,225	$25,267

(a)	We maintain a credit facility from which to make acquisitions and pay acquisition related costs. We utilize this line for these costs. Accordingly, distributable free cash flow is not negatively impacted by amounts spent on acquisitions that are recorded as expenses.
(b)	Results for the three and six months ended June 30, 2013 include the impact of a legal settlement, which added $11.9 million to distributable free cash flow generated.

Production Based Partners’ Capital

	As of	As of
	June 30, 2014	December 31, 2013
	(in thousands)
Partners’ capital	$254,291	$107,520

Deferred selling and obtaining costs	(93,372)	(87,998)
Deferred cemetery revenues, net	638,436	579,993

Production based partners’ capital	$799,355	$599,515

Selected Net Assets

	As of	As of
	June 30, 2014	December 31, 2013
	(in thousands)

Selected assets:

Cash and cash equivalents	$15,287	$12,175
Accounts receivable, net of allowance	58,454	55,415
Long-term accounts receivable, net of allowance	90,309	78,367
Merchandise trusts, restricted, at fair value	499,770	431,556

Total selected assets	663,820	577,513

Selected liabilities:

Accounts payable and accrued liabilities	37,329	37,269
Accrued interest	1,500	1,512
Current portion, long-term debt	4,022	2,916
Other long-term liabilities	1,390	1,527
Long-term debt	252,981	289,016
Deferred tax liabilities	12,692	12,407
Merchandise liability	156,819	130,412

Total selected liabilities	466,733	475,059

Total selected net assets	$197,087	$102,454

Distribution coverage quarters (a)	10.91	7.65

(a)	This is a measure of the ratio of selected net assets to a quarterly distribution amount. The quarterly distribution amount is calculated by taking the end of the period outstanding common units (28,958,497 at June 30, 2014 and 21,377,102 at December 31, 2013, respectively) and multiplying these units by the declared distribution. This total is then added to the distribution due to the General Partner based upon the same variables.

StoneMor Partners L.P.

Condensed Consolidated Balance Sheet

(in thousands)

(unaudited)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$15,287	$12,175
Accounts receivable, net of allowance	58,454	55,415
Prepaid expenses	6,198	3,622
Other current assets	25,123	22,667

Total current assets	105,062	93,879

Long-term accounts receivable, net of allowance	90,309	78,367
Cemetery property	340,655	316,469
Property and equipment, net of accumulated depreciation	100,708	85,007
Merchandise trusts, restricted, at fair value	499,770	431,556
Perpetual care trusts, restricted, at fair value	348,902	311,771
Deferred financing costs, net of accumulated amortization	7,364	8,308
Deferred selling and obtaining costs	93,372	87,998
Deferred tax assets	42	42
Goodwill	57,128	48,737
Intangible assets	68,572	9,655
Other assets	4,902	2,554

Total assets	$1,716,786	$1,474,343

Liabilities and partners’ capital
Current liabilities:
Accounts payable and accrued liabilities	$37,329	$37,269
Accrued interest	1,500	1,512
Current portion, long-term debt	4,022	2,916

Total current liabilities	42,851	41,697

Other long-term liabilities	1,390	1,527
Obligation for lease and management agreements, net	8,424	—
Long-term debt	252,981	289,016
Deferred cemetery revenues, net	638,436	579,993
Deferred tax liabilities	12,692	12,407
Merchandise liability	156,819	130,412
Perpetual care trust corpus	348,902	311,771

Total liabilities	1,462,495	1,366,823

Commitments and contingencies
Partners’ capital (deficit)
General partner deficit	(3,309)	(2,137)
Common partners, 28,958 and 21,377 units outstanding as of June 30, 2014 and December 31, 2013, respectively	257,600	109,657

Total partners’ capital	254,291	107,520

Total liabilities and partners’ capital	$1,716,786	$1,474,343

See accompanying notes to the Unaudited Condensed Consolidated Financial Statements on the Quarterly Report to be filed on Form 10-Q for the quarter ended June 30, 2014.

StoneMor Partners L.P.

Condensed Consolidated Statement of Operations

(in thousands, except per unit data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Revenues:
Cemetery
Merchandise	$34,572	$28,669	$60,640	$55,321
Services	12,492	11,072	22,789	22,371
Investment and other	12,991	12,005	29,266	22,248
Funeral home
Merchandise	4,966	4,517	10,018	9,470
Services	6,512	6,159	13,207	12,624

Total revenues	71,533	62,422	135,920	122,034

Costs and expenses:
Cost of goods sold (exclusive of depreciation shown separately below):
Perpetual care	1,821	1,500	3,212	2,781
Merchandise	6,829	6,212	12,942	11,221
Cemetery expense	16,141	15,408	29,470	28,193
Selling expense	14,861	12,218	26,050	23,442
General and administrative expense	8,880	7,898	16,525	15,480
Corporate overhead (including $266 and $360 in unit-based compensation for the three months ended June 30, 2014 and 2013, and $537 and $690 for the six months ended June 30, 2014 and 2013, respectively)	6,546	5,672	14,002	13,660
Depreciation and amortization	2,513	2,451	4,881	4,781
Funeral home expense
Merchandise	1,604	1,703	3,250	3,225
Services	4,714	4,768	9,501	9,325
Other	3,118	2,893	5,971	5,550
Acquisition related costs, net of recoveries	1,240	(625)	1,589	658

Total cost and expenses	68,267	60,098	127,393	118,316

Operating profit	3,266	2,324	8,527	3,718

Gain on acquisition	—	—	412	—
Gain on settlement agreement, net	888	11,349	888	12,261
Gain on sale of other assets	—	155	—	155
Loss on early extinguishment of debt	—	21,595	—	21,595
Interest expense	5,148	5,132	10,722	10,595

Net loss before income taxes	(994)	(12,899)	(895)	(16,056)

Income tax expense (benefit)	(876)	(1,090)	(1,186)	(2,047)

Net income (loss)	$(118)	$(11,809)	$291	$(14,009)

General partner’s interest in net income (loss) for the period	$(9)	$(218)	$(5)	$(258)
Limited partners’ interest in net income (loss) for the period	$(109)	$(11,591)	$296	$(13,751)

Net income (loss) per limited partner unit (basic and diluted)	$—	$(.54)	$.01	$(.67)

Weighted average number of limited partners’ units outstanding - basic	25,552	21,345	24,031	20,541
Weighted average number of limited partners’ units outstanding - diluted	25,552	21,345	24,312	20,541

Distributions declared per unit	$.600	$.595	$1.200	$1.185

See accompanying notes to the Unaudited Condensed Consolidated Financial Statements on the Quarterly Report to be filed on Form 10-Q for the quarter ended June 30, 2014.

StoneMor Partners L.P.

Condensed Consolidated Statement of Cash Flows

(in thousands)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2014	2013	2014	2013

Operating activities:
Net income (loss)	$(118)	$(11,809)	$291	$(14,009)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Cost of lots sold	2,599	2,459	5,656	4,194
Depreciation and amortization	2,513	2,451	4,881	4,781
Unit-based compensation	266	360	537	690
Accretion of debt discounts	673	521	1,297	1,011
Gain on settlement agreement, net	—	912	—	—
Gain on acquisition	—	—	(412)	—
Gain on sale of other assets	—	(155)	—	(155)
Loss on early extinguishment of debt	—	21,595	—	21,595
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	(6,855)	(5,814)	(10,023)	(7,199)
Allowance for doubtful accounts	2,186	1,234	2,891	(83)
Merchandise trust fund	128	(10,450)	(16,292)	(22,611)
Prepaid expenses	(3,718)	(2,299)	(2,576)	(1,733)
Other current assets	(5,695)	(1,957)	(2,301)	(1,261)
Other assets	(1,085)	4,742	(1,129)	3,972
Accounts payable and accrued and other liabilities	10,089	(1,601)	525	3,677
Deferred selling and obtaining costs	(2,571)	(3,439)	(5,374)	(6,184)
Deferred cemetery revenue	13,323	14,779	32,204	33,766
Deferred taxes (net)	(1,121)	(1,305)	(1,672)	(2,356)
Merchandise liability	(923)	(608)	(1,752)	(1,612)

Net cash provided by operating activities	9,691	9,616	6,751	16,483

Investing activities:

Cash paid for cemetery property	(2,166)	(1,176)	(2,914)	(2,252)
Purchase of subsidiaries	(53,800)	—	(54,000)	(9,100)
Consideration for lease and management agreements	(53,000)	—	(53,000)	—
Cash paid for property and equipment	(2,774)	(2,149)	(4,104)	(3,920)
Proceeds from sales of other assets	—	155	—	155

Net cash used in investing activities	(111,740)	(3,170)	(114,018)	(15,117)

Financing activities:
Cash distributions	(14,834)	(13,242)	(28,225)	(25,267)
Additional borrowings on long-term debt	22,872	196,158	39,872	217,106
Repayments of long-term debt	(19,645)	(164,278)	(75,149)	(205,800)
Proceeds from public offering	67,273	—	120,451	38,377
Proceeds from issuance of common units	53,430	—	53,430	—
Fees paid related to early extinguishment of debt	—	(14,920)	—	(14,920)
Cost of financing activities	—	(4,625)	—	(4,733)

Net cash provided by (used in) financing activities	109,096	(907)	110,379	4,763

Net increase (decrease) in cash and cash equivalents	7,047	5,539	3,112	6,129
Cash and cash equivalents - Beginning of period	8,240	8,536	12,175	7,946

Cash and cash equivalents - End of period	$15,287	$14,075	$15,287	$14,075

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$7,972	$8,509	$9,395	$9,754
Cash paid during the period for income taxes	$3,152	$2,681	$3,152	$3,132

Non-cash investing and financing activities:
Acquisition of assets by financing	$20	$30	$50	$92
Issuance of limited partner units for cemetery acquisition	$—	$126	$—	$3,718
Acquisition of assets by assumption of directly related liability	$8,368	$—	$8,368	$3,924

See accompanying notes to the Unaudited Condensed Consolidated Financial Statements on the Quarterly Report to be filed on Form 10-Q for the quarter ended June 30, 2014.